CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Investment Managers Series Trust and to the use of our report dated December 30, 2015 on the financial statements and financial highlights of RNC Genter Dividend Income Fund, a series of shares of Investment Managers Series Trust.   Such financial statements and financial highlights appear in the 2015 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 26, 2016

ASHLAND PARTNERS & COMPANY LLP

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

As independent public accountants, we hereby consent to the use of our Independent Accountant’s Report dated February 25, 2016, covering the period January 1, 2001 through September 30, 2015 and to all references to our firm included in the RNC Genter Dividend Income Fund Prospectus provided to us on 2/18/2016.

February 25, 2016

Ashland Partners & Company LLP

Jessica Parker, CPA, CIPM

Partner